                                                                    Exhibit 10.1
                                 LOAN AGREEMENT

This Loan Agreement (the "Agreement") is made as of April 8, 2002 by and between Cell Therapeutics, Inc., a Washington corporation (the "Company"), and James A. Bianco ("Borrower").

                                    Recitals

     A. Borrower is employed by the Company in the capacity of President and Chief Executive Officer.

     B. Borrower has requested the Company to loan to Borrower the principal sum of $3.5 million on the terms set forth herein.

     C. Borrower desires to incur payment and other obligations to the Company pursuant to this Agreement, a Pledge Agreement and a promissory note to be issued by Borrower to the Company and a mortgage to be executed by [omitted] Associates LLC in favor of the Company.

     D. Pursuant to that certain Pledge Agreement, dated June 21, 2001, between Borrower and Merrill Lynch Credit Corporation ("MLCC"), Borrower has pledged [omitted] shares of Company common stock (the "Shares") owned by him to MLCC as collateral for a loan granted to Borrower by MLCC (the "MLCC Obligation").

     E. The proceeds of the loan will be used to discharge the portion of the MLCC Obligation secured by the Shares.

     NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Loan. The Company will lend to Borrower the amount of Three Million Five
        ----
Hundred Thousand Dollars ($3,500,000) (the "Loan") pursuant to the Note (as defined below), and on the terms and conditions set forth herein.

     2. Conditions Precedent. The Company's obligation to extend the Loan to
        --------------------
Borrower pursuant to this Agreement is expressly conditioned upon the satisfaction, or waiver by the Company, of the following conditions precedent:

        (a) Borrower shall have delivered to the Company one fully executed original promissory note in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) in the form attached hereto as Exhibit A (the "Note").

        (b) Borrower shall have executed and delivered to the Company a Pledge Agreement, in the form attached hereto as Exhibit B (the "Pledge Agreement").

        (c) [omitted] Associates LLC, a Washington Limited Liability Company, shall have executed and delivered to the Company a mortgage, in the form attached hereto as Exhibit C (the "Mortgage").

        (d) MLCC shall have agreed in writing to release, and terminate its interest in, the Shares upon receipt of the proceeds of the Loan.

     3. Borrower's Representations and Warranties. Borrower hereby makes the
        -----------------------------------------
following representations and warranties to the Company, which representations and warranties shall be true and correct as of the date hereof and on the date of making the Loan, and Borrower acknowledges that the Company is relying on such representations in entering into this Agreement and making the Loan:

        (a) To Borrower's knowledge there are no material actions, proceedings, claims or disputes pending or, to Borrower's knowledge, threatened against or affecting Borrower.

        (b) Borrower understands and acknowledges that this Agreement does not modify his employment status at the Company and does not constitute an employment agreement or a promise by the Company to continue Borrower's employment or to amend, alter or replace in any way the Employment Agreement, effective July 4, 2000, between the Company and Borrower.

        (c) Borrower hereby acknowledges that the Company has made no representation or warranty to Borrower concerning the income tax consequences of the Loan to Borrower and Borrower shall be solely responsible for ascertaining and bearing such tax consequences.

        (d) [omitted] Associates LLC has good and marketable title to the Property (as defined in the Note).

        (e) The consent of no other person or entity is required for [omitted] Associates LLC to grant the security interest in the Property to the Company evidenced by the Mortgage.

     4. Repayment of Loan and Maturity Event. Borrower shall repay all amounts
        ------------------------------------
due under the Note at the times and in accordance with the terms specified in the Note. The Note shall immediately become due and payable, without notice or demand, upon the occurrence of any "Maturity Event" as defined in the Note.

     5. Use of Loan Funds. Borrower shall use the proceeds of the Loan for the
        -----------------
sole purpose of satisfying in full the portion of the MLCC Obligation secured by the Shares.

     6. Option to Extend. Borrower shall have the option to extend the repayment
        ----------------
date and/or amend the terms of the Loan subject to approval of such extension and/or amendment by the Company in its sole discretion; provided, however, that such option must be exercised by Borrower not later than 60 days prior to April 8, 2004.

     7. Invalidity of Particular Provisions. Borrower and the Company agree that
        -----------------------------------
the enforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     8. Successors or Assigns. Borrower and the Company agree that all of the
        ---------------------
terms of this Agreement shall be binding on their respective successors and assigns, and that the term "Borrower" and the term "Company" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators. Borrower shall not be permitted to assign any of his rights or obligations hereunder or under the Note or Pledge Agreement.

     9. Governing Law. This Agreement shall be interpreted and governed under
        -------------
the internal substantive laws, but not the choice of law rules, of the State of Washington.

     10. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. Attorney's Fees. If any action or proceeding is brought to construe or
         ---------------
enforce this Agreement, the prevailing party shall be entitled to collect from the losing party all costs and expenses incurred, including reasonable attorney's fees.

     12. Notices. Any requests, demand, or notices required or permitted under
         -------
this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or by facsimile or forty-eight (48) hours after deposit in the United States mail (postage prepaid), by certified mail, return receipt requested, addressed to the receiving party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER                                CELL THERAPEUTICS, INC.

 /JAMES A. BIANCO/                      By: /JAMES CANFIELD/
--------------------                       ------------------------------------
James A. Bianco                            Name: James Canfield
                                           Title: Chief Administrative Officer

                                    EXHIBIT A

                                 PROMISSORY NOTE

$3,500,000

                                                                   April 8, 2002

     FOR VALUE RECEIVED, James A. Bianco ("Borrower") promises to pay to Cell Therapeutics, Inc., a Washington corporation (the "Company"), the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000), together with interest on the unpaid principal hereof from the date hereof at the per annum rate of interest (based on a year of 360 days consisting of twelve (12) thirty-day months) equal to (a) the six-month LIBOR rate as quoted in The Wall Street Journal on the first Business Day (meaning the first day on which commercial banks are not authorized or required to close) of each six-month period, plus (b) 2.25%; provided, however, that such rate shall not be lower than the appropriate Applicable Federal Rate for loans with similar terms, as published by the Internal Revenue Service. All accrued and unpaid interest shall be due semi-annually, on April 8 and October 8 of each year, with the first payment due on October 8, 2002. Should a payment date fall on a day that is not a Business Day, such payment shall be due on the next Business Day.

     This Note is entered into in connection with a Loan Agreement and a Pledge Agreement between Borrower and the Company and a Mortgage executed in favor of the Company by [omitted] Associates LLC, a Washington Limited Liability Company, each of even date hereof (the "Loan Agreement," the "Pledge Agreement," and the "Mortgage," respectively, and, collectively, the "Ancillary Agreements"). This
Note is subject to all of the terms of the Ancillary Agreements. Any defined terms not defined in this Note shall have the meaning set forth in the Loan Agreement, except for the term "Collateral," which shall have the meaning set forth in the Pledge Agreement.

     SECTION 1. Maturity Event: Upon the occurrence of a Maturity Event (as
                --------------
hereinafter defined), the entire principal amount of the Note, all accrued but unpaid interest and any other sums due hereunder, shall become immediately due and payable without further demand or notice to Borrower. All of the following events shall be a "Maturity Event" under this Note and the Ancillary Agreements:

          (a) 180 days after the date of termination or cessation of Borrower's employment with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause.

          (b) There shall occur any default in the performance of any obligation of Borrower contained in the Ancillary Agreements, or any other deed of trust or other agreement (including any amendment, modification or extension thereof), which may hereafter be executed by Borrower for the purpose of securing this Note.

          (c) Borrower, without the prior written consent of the Company, voluntarily or by operation of law, sells, conveys, assigns or otherwise transfers or agrees to sell, convey or otherwise transfer, all or any portion of, or any interest in the Collateral or the Property, except as expressly provided for herein or in the Ancillary Agreements.

          (d) Borrower (i) admits in writing his inability to pay debts, (ii) makes an assignment for the benefit of creditors, (iii) files a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidates his assets under arrangement with creditors, or liquidates his assets under court supervision, (iv) has an involuntary petition in bankruptcy filed against him that is not discharged within sixty (60) days after such petition is filed, or (v) applies for or permits the appointment of a receiver or trustee or custodian for any of his property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

          (e) Borrower breaches any representation or warranty contained herein or in the Ancillary Agreements, or any agreement or instrument executed in connection with this loan proves to have been false or misleading.

          (f) One hundred eighty (180) days after Borrower's death.

          (g) April 8, 2004 (unless Borrower has exercised the option to extend the repayment date of the Loan (and the Company has approved such extension), pursuant to Section 6 of the Loan Agreement, in which case such new date shall constitute a Maturity Event).

          (h) Borrower or [omitted] Associates LLC fail to execute, acknowledge and deliver the Ancillary Agreements concurrently with this Note; or the Company shall not, for any reason, have a perfected, first priority security interest in the Collateral and a security interest in the property located at [omitted] (the "Property") second only to the interest in the Property held by MLCC (the "Senior Security Interest").

          (i) Borrower uses any of the funds constituting the Loan for any purpose other than satisfying the MLCC Obligation.

          (j) [omitted] Associates LLC defaults on its promissory note or deed of trust, each dated June 21, 2001, granted for the benefit of MLCC and establishing the Senior Security Interest in the Property.

     SECTION 2. Interest: Upon the failure of Borrower to pay accrued interest,
                --------
or the outstanding principal balance after a Maturity Event, interest on the accrued interest and the outstanding principal balance shall thereafter accrue at the rate of three (3) percentage points in excess of the rate otherwise applicable, or if lower, the highest rate permitted by applicable law until paid.

     SECTION 3. Borrower's Representations: Borrower hereby makes the following
                --------------------------
representations and warranties to the Company and acknowledges that the Company is relying on such representations in making the loan:

          (a) To Borrower's knowledge there are no material actions, proceedings, claims or disputes pending or, to Borrower's knowledge, threatened against or affecting Borrower.

        (b) Borrower understands and acknowledges that this Note does not modify his employment status at the Company and does not constitute an employment agreement or a promise by the Company to continue Borrower's employment or to amend, alter or replace in any way the Employment Agreement, effective July 4, 2000, between the Company and Borrower.

        (c) Borrower hereby acknowledges that the Company has made no representation or warranty to Borrower concerning the income tax consequences of the loan to Borrower and Borrower shall be solely responsible for ascertaining and bearing such tax consequences.

        (d) [omitted] Associates LLC has good and marketable title to the Property.

        (e) The consent of no other person or entity is required for [omitted] Associates LLC to grant the security interest in the Property to the Company evidenced by the Mortgage.

     SECTION 4. Borrower's Additional Obligations: Borrower shall take any and
                ---------------------------------
all further actions that may from time to time be required to ensure that the Pledge Agreement creates a valid first priority lien on the Collateral in favor of the Company, and that the Mortgage creates a valid security interest in the Property that shall be second in priority only to the Senior Security Interest, each of which shall secure the Note. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Collateral or the Property, or that the consent of another person or entity is required to grant to and perfect in the Company a valid lien on the Collateral or the Property, Borrower shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Collateral or the Property. Failure of Borrower to comply with this provision shall be deemed a default under this Note and the Ancillary Agreements.

     SECTION 5. Payments: Payments due under this Note shall be made in lawful
                --------
money of the United States of America. The undersigned may at any time prepay all or any portion of the amounts due under this Note by giving one (1) days prior written notice to the Company of his intent to make payment to the Company.

     SECTION 6. Security: This Note is secured by the Pledge Agreement pursuant
                --------
to which Borrower pledges all securities (excluding stock options and shares of stock acquired by exercising stock options) of the Company now owned or hereafter acquired and held in any securities account or otherwise, wherever located, and the Mortgage pursuant to which the Company is granted a security interest in the Property.

     SECTION 7. Full Recourse: The undersigned shall be liable for all
                -------------
obligations arising under this Note. The holder of this Note shall have full recourse against the undersigned.

     SECTION 8. Attorney's Fees: Should any action be instituted for the
                ---------------
collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                                BORROWER:

                                                   /JAMES A. BIANCO/
                                                ------------------------------
                                                James A. Bianco

                                    EXHIBIT B

                                PLEDGE AGREEMENT

     This Pledge Agreement (the "Agreement") is made as of April 8, 2002, by and between Cell Therapeutics, Inc., a Washington Corporation (the "Company"), and James A. Bianco ("Borrower").

                             PRELIMINARY STATEMENTS

     A. Borrower and the Company have entered into a Loan evidenced by a Note dated as of today.

     B. It is a condition precedent to the Company's obligations to make the Loan that Borrower shall have executed and delivered to the Company this Agreement and the Pledged Shares.

     C. The Pledged Shares are initially to be held in Account No. [omitted] (the "Account") in the name of James A. Bianco at the Seattle, Washington offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Securities Intermediary").

     D. The Company has appointed the Securities Intermediary for purposes of maintaining the Account and performing certain actions with respect thereto in accordance with the terms of an Account Control Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Company to make the Loan, Borrower hereby agrees with the Company for the benefit of the Company, as follows:

     SECTION 1. Certain Defined Terms. Unless otherwise defined in this Section
                ---------------------
1, (a) capitalized terms used in this Agreement have the meanings specified herein, and (b) terms used in Article 8 or 9 of the Uniform Commercial Code from time to time in effect in the State of Washington (the "WAUCC") are used herein as therein defined. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     "Book-Entry Security" means a security maintained in the form of entries (including, without limitation, the Securities Entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

     "Borrower's Obligations" has the meaning specified in Section 3.

     "Collateral" has the meaning specified in Section 2.

     "Entitlement Holder" means a person that (i) is an "entitlement holder" as defined in Section 8-102(1)(g) of the WAUCC (except in respect of a Book-Entry Security); and (ii) in respect of a Book-Entry Security, is an "entitlement holder" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an "entitlement holder" as defined in Section 8-102(1)(g) of the WAUCC.

     "Event of Default" means a Maturity Event, as defined in the Note, or failure to comply with any obligation herein within thirty days after receipt of written notice.

     "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 F.C.R. Part 357, 31 C.F.R.
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause
(a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

     "Loan" has the meaning specified in that certain Loan Agreement, dated as of today, by and between the Company and Borrower.

     "MLCC Agreement" means that certain Pledge Agreement dated June 21, 2001, between Borrower and Merrill Lynch Credit Corporation.

     "Note" has the meaning specified in that certain Loan Agreement, dated as of today, by and between the Company and Borrower.

     "Pledged Shares" has the meaning specified in Section 2(a).

     "Securities Intermediary" means a person that (a) is a "securities intermediary" as defined in Section 8-102(1)(n) of the WAUCC and (b) in respect of any Book-Entry Security, is also a "securities intermediary" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security).

     "Securities Entitlement" means (a) "securities entitlement" as defined in
Section 8-102(1)(q) of the WAUCC (except in respect of a Book-Entry Security); and (b) in respect of any Book-Entry Security, a "security entitlement" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a "security entitlement" as defined in Section 8-102(1)(q) of the WAUCC.

     SECTION 2. Grant of Security. Borrower hereby pledges and assigns to the
                -----------------
Company and hereby grants to the Company a continuing security interest in and to all of Borrower's right, title and interest in and to the following (whether consisting of investment securities, Book-Entry Securities or other securities, Security Entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, chattel paper, securities accounts or other property, assets or rights), whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (collectively, the "Collateral"):

          (a)any and all shares of common stock (other than those acquired by exercising stock options) now or hereinafter owned or acquired by Borrower and issued by the Company, whether or not evidenced by certificates or agreements, and the certificates, if any, representing such shares, all security therefore, and all dividends, distributions, profits, bonuses, premiums, income, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other interests, together with all shares of stock which may hereafter be delivered by Borrower; including, without limitation, the shares listed on Schedule I hereto (the "Pledged Shares");

     (b) the Account; and

     (c) all proceeds (including cash proceeds) of any and all of the foregoing Collateral (including, but not limited to, proceeds that constitute property of the types described above in this Section 2).

     SECTION 3. Security for Obligations. This Agreement secures the payment of
                ------------------------
all obligations of Borrower, now or hereafter existing, under the Loan, the Note, and this Agreement, whether for principal, interest, fees, expenses or otherwise (all such obligations of Borrower being collectively the "Borrower's Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Borrower's Obligations and would be owed by Borrower to the Company under the Loan and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

     SECTION 4. Delivery of Collateral. All certificates or instruments
                ----------------------
representing or evidencing the Collateral, if any, shall be delivered to and held by the Company (including through the Account) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company. The Company shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 5. Permitted Transfers. At Borrower's request, provided there has
                -------------------
not then occurred and be continuing an Event of Default or Maturity Event and provided that the market value of the Pledged Shares exceeds by 50% the principal balance and unpaid interest on the Loan (both before and immediately after giving effect to such Permitted Transfer), the Company will release Pledged Shares at Borrower's written request for sale or for contribution without consideration to a charity; provided, that any such charitable contributions do not exceed 20,000 shares during the time hereof ("Permitted Transfers"). Seventy-five percent (75%) of any after-tax net proceeds received by Borrower with respect to such released shares shall be utilized to repay accrued interest and principal on the Loan and the remainder shall be retained by Borrower. Prior to making any Permitted Transfer, Borrower shall notify the Compensation Committee of the Company's board of directors setting forth the terms thereof and certifying that such transfer constitutes a Permitted Transfer.

     SECTION 6. Representations and Warranties. Borrower represents and warrants
                ------------------------------
as follows:

          (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) Borrower is the sole legal owner of the Collateral free and clear of any lien, security interest, option, or other charge, encumbrance, or restriction (including, but not limited to, any restriction (contractual or otherwise) on the transferability of the Pledged Shares).

     (c) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Borrower's Obligations.

     (d) No consent of any other person or entity and no authorization, approval, consent or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for (i) the pledge and assignment by Borrower of the Pledged Shares pursuant to this Agreement, (ii) the execution, delivery or performance of this Agreement by Borrower, (iii) the creation, perfection or maintenance of the security interest created hereby (including, but not limited to, the first priority nature of such security interest) or (iv) the exercise by the Company of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Shares pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Shares by laws affecting the offering and sale of securities generally).

     (e) The Pledged Shares do not constitute five percent or more of the issued and outstanding shares of stock of the Company.

     (f) The Pledged Shares are either listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or are quoted on the NASDAQ National Market.

     (g) No order of the Securities and Exchange Commission and no provision of any federal or state securities laws or state "Blue Sky" laws is or will be violated or contravened by any of (i) the making of the Loan to Borrower, (ii) the application of the proceeds of the Loan, (iii) the repayment by Borrower of all or any portion of the Loan, (iv) the payment by Borrower of any interest on the Loan, (v) the pledge and assignment by Borrower of the Pledged Shares pursuant to this Agreement, (vi) the execution, delivery, or performance of this Agreement by Borrower or (vii) the creation, perfection, or maintenance of the security interest created hereby.

     (h) Borrower's social security number is [omitted].

     (i) Borrower, independently and without reliance upon the Company and based on such documents and information as Borrower has deemed appropriate, has made his own credit analysis and decision to enter into this Agreement.

     SECTION 7. Further Assurances. Borrower agrees that at any time and from
                ------------------
time to time, at his sole expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Company may reasonably request, in order to perfect and protect any security interest granted or purported to be granted by him hereunder or to enable the Company to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

     SECTION 8. Company Appointed Attorney-in-Fact. Borrower hereby appoints the
                ----------------------------------
Company Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Company's discretion to take any action and to execute any instrument which the Company may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Borrower under Section 11), including, without limitation, to receive, indorse and collect all instruments made payable to Borrower representing any dividend or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same and to file any reports or other filings required by Rule 144 or any other governmental authority or regulatory body that may be substituted therefore or with any national securities exchange.

     SECTION 9. Company May Perform. If Borrower fails to perform any agreement
                -------------------
contained herein, the Company may itself perform, or cause performance of, such agreement, and the expenses of the Company incurred in connection therewith shall be payable by Borrower under Section 15.

     SECTION 10. No Assumption of Duties; Reasonable Care. The powers conferred
                 ----------------------------------------
on the Company hereunder are solely to protect the Company's interest in the Collateral and shall not impose any duty upon the Company to exercise any such powers. The Company shall not have any duty as to any of the Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any of the Collateral, whether or not the Company has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Collateral.

     SECTION 11. Voting Rights; Dividends; Etc.
                 -----------------------------

           (a) So long as no Event of Default or Maturity Event or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default or Maturity Event shall have occurred and be continuing:

               (i) Borrower shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan.

               (ii) Borrower shall be entitled to receive and retain any and all dividends paid in respect of the Collateral; provided that any and all

                    (A) dividends (including, but not limited to, stock
               dividends) paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral for any reason, including, but not limited to, any change in the number or kind of outstanding shares of any securities of any issuer of any of the Pledged Shares, or any successor to any such issuer, by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or other similar corporate event,

                    (B) dividends and other distributions paid or payable in
               cash in respect of any of the Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any of the Collateral, shall be, and shall be forthwith delivered to the Company on behalf of the Company, as applicable, to hold as Collateral and shall, if received by Borrower, be received in trust for the benefit of the Company, be segregated from the other property or funds of Borrower, and be forthwith delivered to the Company as Collateral in the same form as so received (with any necessary indorsement or assignment).

          (iii) The Company shall cause to be executed and delivered to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights which Borrower is entitled to exercise pursuant to Section 11(a)(i) and to receive the dividends which Borrower is authorized to receive and retain pursuant to Section 11(a)(ii).

          (b) Upon the occurrence and during the continuance of an Event of Default, Maturity Event or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default or Maturity Event:

               (i) All rights of Borrower (A) to exercise or refrain from exercising the voting and other consensual rights which Borrower would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to Borrower by the Company, cease and (B) to receive the dividends which Borrower would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Company which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends.

               (ii) All dividends which are received by Borrower contrary to the provisions of Section 11(b)(i) shall be received in trust for the benefit of the Company, shall be segregated from other property and funds of Borrower and shall be forthwith paid over to the Company as Collateral in the same form as so received (with any necessary indorsement).

     SECTION 12. Transfers and Other Liens. Borrower will not (a) sell, assign
                 -------------------------
(by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien, security interest, option, right of first refusal, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and as provided in Section 5.

     SECTION 13. Continuing Security Interest; Assignment under Credit
                 -----------------------------------------------------
Agreement. This Agreement shall create a continuing security interest in the
---------
Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Borrower's Obligations and all other amounts payable under this Agreement, (b) be binding upon Borrower and the heirs, executors, administrators, legal representatives, successors and assigns of Borrower, and
(c) inure to the benefit of, and be enforceable by, the Company and the successors, transferees, and assigns of the Company.

     SECTION 14. Remedies. If an Event of Default or Maturity Event shall have
                 --------
occurred and be continuing:

     (a) The Company may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Company, all the rights and remedies of a secured party on default under the WAUCC (whether or not the WAUCC applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Shares, dispose, liquidate or transfer the Account or assets therein, or any part thereof in one or more parcels at public or private sale, at any exchange, at any broker's board or at any of the Company's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Company may deem commercially reasonable which may include block transactions and/or sales at prices which are below the current prices quoted on any open market. Borrower agrees that, to the extent notice of sale shall be required by law, at least three days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Company shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Company may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by the Company in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Company as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Company pursuant to Section 15) in whole or in part by the Company against, all or any part of the Borrower's Obligations in such order as the Company shall elect. Any surplus of such cash or cash proceeds held by the Company and remaining after payment in full of all the Borrower's Obligations shall be paid over to Borrower or to whomsoever else may be lawfully entitled to receive such surplus.

     (c) Notwithstanding the foregoing, Borrower and the Company recognize that any disposition of Collateral must be made in accordance with any applicable federal or state securities laws. Borrower recognizes that the Company may deem it impracticable to effect a public sale of all or any part of the Collateral subject to such securities laws and that the Company may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sale may be at prices and on terms less favorable than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Company shall have no obligation to delay sale of any such securities for the period of time necessary to permit Borrower to register such Collateral for public sale under the Securities Act of 1933, as amended.

     SECTION 15. Expenses. Borrower will upon demand pay to the Company the
                 --------
amount of any and all reasonable expenses, including, but not limited to, the reasonable fees and expenses of the Company's counsel and of any experts and agents, which the Company may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Company hereunder or (d) the failure by Borrower to perform or observe any of the provisions hereof.

     SECTION 16. Amendments, Waivers, and Consents. No amendment or waiver of
                 ----------
any provision of this Agreement, and no consent to any departure by Borrower from any provision of this Agreement, shall in any event be effective unless the same shall be in writing and signed by a member of the Compensation Committee of the Company, on behalf of the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 17. Notices; Etc. All notices and other communications provided for
                 ------------
hereunder shall be in writing (including telecopier, telegraphic or cable communication) and, mailed, telecopied, cabled or delivered:

     (a) if to Borrower, to him at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

     (b) if to the Company, to it at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, Attention: Compensation Committee, cc: Secretary; or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, or telecopied, respectively, except that notices and communications to the Company shall not be effective until received by the Company. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 18. Execution in Counterparts. This Agreement may be executed in
                 -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 19. Severability. Any provision of this Agreement which is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 20. Governing Law; Entire Agreement. This Agreement shall be
                 -------------------------------
governed by, and construed in accordance with, the laws of the State of Washington. This Agreement constitutes the entire understanding among Borrower and the Company with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 21. Resignation and Removal of the Securities Intermediary. The
                 ------------------------------------------------------
Company may remove the Securities Intermediary upon 30 days' prior written notice to Borrower and the Securities Intermediary. Upon any such removal of the Securities Intermediary to act hereunder, the Company shall appoint a successor Securities Intermediary, which successor shall be a securities intermediary having a combined capital and surplus of at least $500,000,000. Notwithstanding the foregoing, no resignation, removal or replacement of the securities intermediary shall be effective until a successor Securities Intermediary has been appointed and has agreed in a manner reasonably satisfactory to the Company to act as Securities Intermediary hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BORROWER:                              CELL THERAPEUTICS, INC.

 /JAMES A. BIANCO/                     By:  /JAMES CANFIELD/
--------------------------------           ------------------------------------
James A. Bianco                            Name: James Canfield
                                           Title: Chief Administrative Officer

                                   Schedule I

255,381 shares of Cell Therapeutics, Inc. common stock held in account [omitted] at Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                    EXHIBIT C

                                FORM OF MORTGAGE

WHEN RECORDED RETURN TO:

Name: _______________________

Address: ____________________

City, State, Zip ____________


                                    MORTGAGE

THE MORTGAGOR, ____________________________, mortgages to ______________________
to secure payment of the sum of ___________________, according to the terms of a promissory note dated ___________, the following described real estate, situated in the County of ____________, State of Washington:

================================================================================
-------------------------------------------------------------------------------;

which has the address of ___________________________.

The Mortgagor warrants that the said described premises are free from all incumbrances [excepting: __________________________].

And the Mortgagor promises and agrees to pay before delinquency all taxes, special assessments and other public charges levied, assessed or charged against said described premises, and to keep all improvements on said described premises insured against loss or damage by fire in a sum and for the period that the Mortgagee requires for the benefit of the Mortgagee and to deliver all policies and renewals to the Mortgagee.

In case the Mortgagor shall fail to pay any installment of principal or interest secured hereby when due or to keep or perform any covenant or agreement aforesaid, then the whole indebtedness hereby secured shall forthwith become due and payable, at the election of the Mortgagee.

Tax Account Number:                  DATED:

MORTGAGOR

By: ____________________________    By: ____________________________
    Name:                               Name:
    Title:                              Title:

STATE OF WASHINGTON        )
ss.
COUNTY OF ______________   )

On this ___ day of _________, _____, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn, personally appeared ______________, known to me to be the individual(s) described in and who executed the within instrument and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes herein mentioned.

____________________________________________
Notary Public

Printed Name: ______________________________

Notary Public in and for the State of Washington

Residing at ________________________________

My appointment expires _____________________

                                      - 2 -